Exhibit 99.4

Key dates for 3Q17

8 August 2017

Janus Henderson Group wishes to advise the following key dates in 3Q17:

Last day for processing requests by ordinary shareholders to convert ordinary shares into CDIs and UK DIs before the record date for the 2Q17 Dividend	15 August (New York time)

Last day for processing requests by UK DI holders to convert UK DIs into ordinary shares and CDIs before the record date for the 2Q17 Dividend	15 August (UK time)

Last day for processing requests by CDI holders to convert CDIs into ordinary shares and UK DIs before the record date for the 2Q17 Dividend	16 August (Sydney time)

Ordinary shares begin trading on the NYSE on an ex-dividend basis	16 August

CDIs begin trading on the ASX on an ex-dividend basis	17 August

Record Date for the 2Q17 Dividend	18 August

Processing recommences for requests by CDI holders to convert CDIs into ordinary shares or by ordinary shareholders to convert ordinary shares into CDIs	21 August (New York time)

Dividend payment date	1 September

3Q16 Earnings Results	9 November

The dates given are based on the Directors’ expectations and may be subject to change.

Investor enquiries
John Groneman Global Head of Investor Relations	+44 (0) 20 7818 2106 john.groneman@janushenderson.com

Louise Curran Non-US Investor Relations Manager	+44 (0) 20 7818 5927 louise.curran@janushenderson.com

Jim Kurtz US Investor Relations Manager	+1 (303) 336 4529 jim.kurtz@janushenderson.com

Investor Relations	investor.relations@janushenderson.com

Janus Henderson Group plc

47 Esplanade,

Jersey JE1 0BD

Registered in Jersey

No. 101484

ABN 67 133 992 766